EXHIBIT 4.2

SHELL CANADA LIMITED

BY-LAW NO. 57

A By-law Relating Generally
to the
Transaction of the Business and Affairs
of the Corporation

INDEX

	INTERPRETATION
1.	Interpretation	4
	DIRECTORS
2.	Number	4
3.	Quorum	4
4.	Election	4
5.	Action by the Board	4
6.	Meeting Participation by Electronic Means	4
7.	Meetings	4
8.	Notice of Meeting	5
9.	First Meeting of a New Board	5
10.	Voting	5
11.	Remuneration of Directors	5
	COMMITTEES
12.	Audit Committee	5
13.	Committee of Directors	5
14.	Transaction of Business	5
	PROTECTION OF DIRECTORS AND OFFICERS
15.	Limitation of Liability	5
16.	Indemnity of Directors and Officers	6
	SHAREHOLDERS’ MEETINGS
17.	Annual Meetings	6
18.	Special Meetings	6
19.	Meeting by Electronic Means	7
20.	Notice of Meetings	7
21.	Chairman, Secretary and Scrutineers	7
22.	Quorum	7
23.	Joint Shareholders	7
24.	Votes to Govern	7
25.	Show of Hands	7
26.	Ballots	8
27.	Electronic Voting	8
28.	Adjournment	8
	OFFICERS
29.	Officers	8
30.	Appointment and Term of Office	8
31.	Removal	8
32.	Resignations, Vacancies	8
33.	Salaries	8
34.	President	9
35.	Chief Financial Officer	9
36.	Vice-Presidents	9
37.	Secretary	9

38.	Assistant Secretaries	9
39.	Treasurer	9
40.	Assistant Treasurers	9
41.	Controller	9
42.	Additional Officers	9
43.	Divisions	9
	EXECUTION OF INSTRUMENTS
44.	Signing Officers	10
45.	Execution of Powers of Attorney	10
46.	Voting Shares and Securities in other Bodies Corporate	10
47.	Additional Signing Officers	10
48.	Cheques, Drafts, etc.	11
	SHARES AND TRANSFERS
49.	Allotment	11
50.	Share Certificates	11
51.	Replacement of Share Certificates	11
52.	Joint Shareholders	11
53.	Deceased Shareholders	11
	DIVIDENDS AND FINANCIAL YEAR
54.	Dividends	12
55.	Dividend Cheques	12
56.	Non-receipt of Cheques	12
57.	Unclaimed Dividends	12
58.	Financial Year	12
	DISCLOSURE OF INFORMATION
59.	Corporation’s Business	12
60.	Corporation’s Books	12
61.	Admission to Meetings	13
	NOTICES
62.	Method of Giving Notice	13
63.	Signature to Notices	13
64.	Notice to Joint Shareholders	13
65.	Computation of Time	13
66.	Omissions and Errors	13
67.	Persons Entitled by Death or Operation of Law	13
68.	Waiver of Notice	14
	BORROWING AND SECURITIES
69.	Borrowing Power	14
	EFFECTIVE DATE AND REPEAL
70.	Effective Date	14
71.	Repeal	14

BE IT ENACTED AND IT IS HEREBY ENACTED as a By-Law of SHELL CANADA LIMITED (herein called the “Corporation”) as follows:

INTERPRETATION

1. Interpretation:

In this by-law and all other by-laws of the Corporation words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; words importing persons include bodies corporate, partnerships and aggregates of persons; “board” means the board of directors of the Corporation; “Act” means the Canada Business Corporations Act, R.S.C. 1985, Chapter C-44 as amended or replaced from time to time; “regulations” means any regulations promulgated under the Act as amended or replaced from time to time; “articles” means the restated articles of incorporation attached to the restated certificate of incorporation issued to the Corporation under the Act as amended or restated from time to time; and “By-law 55” means By-law 55 of the Corporation, as amended. Save as aforesaid and unless the context otherwise so requires, words and expressions defined in the Act have the same meanings when used herein.

DIRECTORS

2. Number:

The board shall consist of such number of directors as may be fixed from time to time by the board, not being less than eight nor more than fifteen directors.

3. Quorum:

The quorum for any meeting of the board shall be two directors.

4. Election:

The election of directors shall take place at each annual meeting of shareholders. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

5. Action by the Board:

The board shall manage, or supervise the management of, the business and affairs of the Corporation. The board may transact business at a meeting at which a quorum is present, including a meeting held pursuant to Section 6 of this by-law, or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

6. Meeting Participation by Electronic Means:

If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed to be present at the meeting.

Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

7. Meetings:

Meetings of the board shall be held from time to time at such place, at such time and on such day as the board, the President or any two directors may determine, and the Secretary or an Assistant Secretary shall call meetings when thus directed or authorized.

8. Notice of Meeting:

Notice of the time and place of each meeting of the board shall be given to each director not less than two days before the day when the meeting is to be held.

9. First Meeting of a New Board:

It shall not be necessary to give notice of the first meeting of the board to be held following the election of directors at a shareholders’ meeting, if a quorum of directors be present at the meeting. At that meeting, and if and so often as there is a vacancy, the board shall elect a chairman who shall preside at all meetings of the board at which he is present and shall have such other powers and duties as may from time to time be assigned to him by the board.

10. Voting:

Questions arising at any meeting of the board shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting, in addition to his original vote, shall have a second or casting vote.

11. Remuneration of Directors:

A director shall be paid such remuneration, if any, as the board may from time to time determine. In addition, the board may from time to time pay special remuneration out of the funds of the Corporation to any director who performs any special work or service for the Corporation outside the work or services ordinarily required of a director of the Corporation. A director shall also be reimbursed for his out-of-pocket expenses incurred in attending board, committee or shareholders’ meetings or otherwise in respect of the performance of his duties.

COMMITTEES

12. Audit Committee:

The board shall appoint annually an audit committee of not fewer than three directors, none of whom may be an officer or employee of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Act and as delegated by the board.

13. Committee of Directors:
The board may appoint one or more other committees of directors, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, the board has no authority to delegate.

14. Transaction of Business:

Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. The powers of a committee of directors may be exercised by a meeting at which a quorum is present, including a meeting held pursuant to Section 6 of this by-law, or by a resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.

PROTECTION OF DIRECTORS AND OFFICERS

15. Limitation of Liability:

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations or from liability for any breach thereof.

16. Indemnity of Directors and Officers:

(1) The Corporation shall indemnify every director or officer of the Corporation, every former director or officer of the Corporation and every individual who acts or acted at the Corporation’s request as a director or officer, or any individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that individual’s association with the Corporation or other entity.

(2) The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) The Corporation shall not indemnify an individual under subsection (1) unless:

(a) the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) The Corporation shall with the approval of a court indemnify every individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsection (3).

SHAREHOLDERS’ MEETINGS

17. Annual Meetings:

The annual meeting of shareholders shall be held at such time in each year and at such place as the board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

18. Special Meetings:

The board may call a special meeting of shareholders at any time.

19. Meeting by Electronic Means:

(1) The board may in its sole discretion determine that any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A person participating in such a meeting by such means is deemed to be present at the meeting.

(2) If the directors of the Corporation call a meeting of shareholders pursuant to the Act, those directors may determine that the meeting shall be held, in accordance with the regulations, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

20. Notice of Meetings:

Notice of the time and place of each meeting of shareholders shall be given not less than twenty-one days nor more than sixty days before the date of the meeting.

21. Chairman, Secretary and Scrutineers:

The chairman of any meeting of shareholders shall be the President, or, in his absence, the Chief Financial Officer or a Vice-President. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman of the meeting.

22. Quorum:

A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person each being a shareholder entitled to vote thereat or a duly appointed proxyholder for a shareholder so entitled, and together holding or representing by proxy not less than a majority of the outstanding shares of the Corporation entitled to a vote at the meeting, which quorum shall be present throughout the meeting.

23. Joint Shareholders:

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

24. Votes to Govern:

At any meeting of shareholders every question shall, unless otherwise required by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

25. Show of Hands:

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall, in absence of evidence to the contrary, be proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

26. Ballots:

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman of the meeting may require or any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

27. Electronic Voting:

The board may in its sole discretion determine that:

(a) a vote referred to in Section 25 of this by-law may be held, in accordance with the regulations, if any, entirely by means of a telephonic, electronic or other communication facility; or

(b) any person participating in a meeting of shareholders under subsections 19(1) or (2) of this by-law and entitled to vote at that meeting may vote, in accordance with the regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

28. Adjournment:

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.

OFFICERS

29. Officers:

The officers of the Corporation shall be a President, a Chief Financial Officer, one or more Vice Presidents of whom one or more may be designated by the board as Senior Vice President or Executive Vice President, a Secretary, a Treasurer, a Controller, one or more Assistant Secretaries and one or more Assistant Treasurers. None of the officers except the President need be a member of the board.

30. Appointment and Term of Office:

The officers of the Corporation shall be appointed annually by the board at the first meeting of the board following its election, and thereafter as may be necessary or desirable. Each officer shall continue in office until his successor is appointed or until he has resigned and his resignation has become effective, or until he has been removed in the manner hereinafter provided.

31. Removal:

Any officer may be removed, either with or without cause, by the board or by any committee or officer upon whom such power of removal may be conferred by the board.

32. Resignations, Vacancies:

Any officer may resign at any time by giving written notice to the board, to the President or to the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term through appointment by the board.

33. Salaries:

The salaries of the officers shall be fixed from time to time by the board and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. Subject to the provisions of the Act, the board may from time to time delegate such power to one or more of the directors and officers of the Corporation as may be designated by the board to such extent and in such manner as the board shall determine at the time of each delegation.

34. President:

The President shall preside at all meetings of the shareholders at which he is present, and, in the absence of the chairman of the meetings of the board, shall preside at all meetings of the board at which he is present. The President shall be the Chief Executive Officer of the Corporation and shall have general direction of the business and affairs of the Corporation, subject to the control of the board and the provisions of the Act. The President shall have such other powers and duties as may from time to time be assigned to him by the board or as are incident to his office.

35. Chief Financial Officer:

The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and duties as may from time to time be assigned to him by the board or the President.

36. Vice-Presidents:

Each Vice-President shall have such powers and duties as may from time to time be assigned to him by the board or by the President.

37. Secretary:

The Secretary shall have such powers and duties as are incident to the office of the Secretary and such other powers and duties as may from time to time be assigned to him by the board or the President.

38. Assistant Secretaries:

Each Assistant Secretary shall have such powers and duties as may from time to time be assigned to him by the board, the President or the Secretary.

39. Treasurer:

The Treasurer shall have such powers and duties as are incident to the office of the Treasurer and such other powers and duties as may from time to time be assigned to him by the board or the President.

40. Assistant Treasurers:

Each Assistant Treasurer shall have such powers and duties as may from time to time be assigned to him by the board, the President or the Treasurer.

41. Controller:

The Controller shall have such powers and duties as are incident to the office of the Controller and such other powers and duties as may from time to time be assigned to him by the board or the President.

42. Additional Officers:

The board may appoint additional officers and agents, each of whom shall hold office for such period, have such authority and perform such duties as the board may from time to time determine. The board may delegate to any officer the power to appoint, and to prescribe the authority and duties of, and to remove, any such additional officers and agents.

43. Divisions:

The President may create one or more divisions of the Corporation, or subdivisions thereof, to conduct the business and operations of the Corporation. The President may designate the name of the division or subdivision and appoint for each division or subdivision such officers as he considers appropriate, prescribing the powers and duties of the officers. The President may discontinue or consolidate a division or subdivision.

EXECUTION OF INSTRUMENTS

44. Signing Officers:

(1) Contracts, documents or other instruments in writing requiring the signature of the Corporation may be signed by (a) the President or any Vice-President in conjunction with the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer, or (b) the Chief Financial Officer in conjunction with the Secretary or any Assistant Secretary, and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board may from time to time by resolution appoint any officer or officers, person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

(2) The corporate seal of the Corporation may, when required, be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed by resolution of the board.

(3) In particular without limiting the generality of the foregoing, (a) the President or any Vice-President in conjunction with the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer, or (b) the Chief Financial Officer in conjunction with the Secretary or any Assistant Secretary, shall have authority from time to time to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities at any time owned by or registered in the name of the Corporation and to sign and execute under the corporate seal of the Corporation or otherwise all assignments, transfers, conveyances, powers of attorney and all other instruments, if any, that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

45. Execution of Powers of Attorney:

The President or any Vice-President in conjunction with the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer, or the Chief Financial Officer in conjunction with the Secretary or any Assistant Secretary, shall have the authority for and on behalf of the Corporation to execute such powers of attorney appointing agents and attorneys with such powers as may be necessary or convenient to transact the business of the Corporation, including the power to accept service of process on behalf of the Corporation in any action instituted in connection with any document executed, act done or business transacted pursuant to any such power of attorney, with full power and authority to such agents and attorneys so appointed to substitute one or more persons with like full powers. All such powers of attorney so executed shall be binding upon the Corporation without any further authorization or formality, and the Corporation hereby ratifies and confirms whatever the President or any Vice-President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, or the Chief Financial Officer and the Secretary or any Assistant Secretary, or agent or attorney or substitute or substitutes, may lawfully do by virtue of the authority hereby granted to them.

46. Voting Shares and Securities in Other Bodies Corporate:

All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders or meetings of holders of other securities (as the case may be) of such other body corporate, and in such manner and by such person or persons as the board shall from time to time determine. In the absence of action by the board, the proper signing officers of the Corporation may from time to time execute and deliver for and on behalf of the Corporation instruments appointing proxyholders and arrange for the issuance of voting certificates and other evidence of the right to vote in such names and in such manner as they may determine.

47. Additional Signing Officers:

(1) The President in conjunction with the Secretary shall have the power to authorize any person or persons to sign under the corporate seal or otherwise contracts, documents and instruments in writing generally, or to sign specific contracts, documents or instruments in writing, if such power has been so delegated by the board.

(2) Any officer to whom the board has delegated the power to appoint additional officers and agents in pursuance of the provisions of Section 42 of this by-law shall have power from time to time to authorize any additional officers and agents so appointed to sign under the corporate seal or otherwise contracts, documents and instruments in writing generally, or to sign specific contracts, documents or instruments in writing.

48. Cheques, Drafts, etc.:

All cheques, drafts or other orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers, person or persons, whether or not officers, and in such manner as the board may from time to time designate, or as may be designated by an officer of the Corporation pursuant to authority delegated to him, from time to time, by the board.

SHARES AND TRANSFERS

49. Allotment:

The board may from time to time allot or grant options to purchase shares of the Corporation at such times and to such persons and for such consideration and on such terms and conditions as the board shall determine.

50. Share Certificates:

Every holder of one or more shares of the Corporation shall be entitled to a share certificate stating the number and class or series of shares held by him as shown on the securities register. Share certificates shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 44 of this by-law and need not be under the corporate seal; provided that certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

51. Replacement of Share Certificates:

The board or any officer or agent designated by the board shall in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, if any, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

52. Joint Shareholders:

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

53. Deceased Shareholders:

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

DIVIDENDS AND FINANCIAL YEAR

54. Dividends:

Subject to the provisions of the Act and of the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing shares of the Corporation.

55. Dividend Cheques:

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his address as recorded in the securities register of the Corporation unless such holder otherwise directs. In the case of joint holders the cheque shall be made payable to the order of all of such joint holders and mailed to them at their recorded address or to the first of such recorded addresses if more than one of them is recorded. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

56. Non-receipt of Cheques:

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

57. Unclaimed Dividends:

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

58. Financial Year:

Until otherwise ordered by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

DISCLOSURE OF INFORMATION

59. Corporation’s Business:

No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the board, is inexpedient in the interests of the Corporation to communicate to the public.

60. Corporation’s Books:

Shareholders and creditors, their personal representatives and the Director appointed under the Act may examine the records referred to hereunder during the usual business hours of the Corporation, and may take extracts from the records, free of charge. Any other person may do so upon payment of a reasonable fee:

(a) the articles and the by-laws, and all amendments thereto;

(b) minutes of shareholders’ meetings and resolutions of shareholders;

(c) copies of notices filed under the Act respecting change of directors; and

(d) the securities register, subject to the provisions of the Act.

61. Admission to Meetings:

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

NOTICES

62. Method of Giving Notice:

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication or if provided in the form of an electronic document so long as the shareholder, director, officer, auditor or member of a committee of the board has consented to receive the notice in such form. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and a notice so sent in the form of an electronic document shall be deemed to have been given when transmitted. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable.

63. Signature to Notices:

The signature to any notice to be given by the Corporation or any officer may be written, stamped, typewritten or printed, or partly written, stamped, typewritten or printed.

64. Notice to Joint Shareholders:

All notices with respect to any shares registered in more than one name may, if more than one address is recorded on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so recorded, and notice so given shall be sufficient notice to all the holders of such shares.

65. Computation of Time:

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

66. Omissions and Errors:

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

67. Persons Entitled by Death or Operation of Law:

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

68. Waiver of Notice:

Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice required to be given to him under any provision of the Act, the regulations, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

BORROWING AND SECURITIES

69. Borrowing Power:

(1) Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

(a) borrow money on the credit of the Corporation;

(b) issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

(c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, and to secure any obligation of the Corporation; and

(d) give a guarantee on behalf of the Corporation to secure performance of any obligation of any person.

(2) Subject to the provisions of the Act, the board may from time to time delegate all or any of the powers conferred on the board as set out above to one or more directors or officers of the Corporation, as the board may designate, to such extent and in such manner as the board shall determine at the time of each such delegation.

EFFECTIVE DATE AND REPEAL

70. Effective Date:

Subject to its being sanctioned by the shareholders, this by-law shall be effective as of March 13, 2003 being the date of the board resolution which enacted this by-law.

71. Repeal:

By-law 55 of the Corporation is repealed as of the effective date of this by-law provided that such repeal shall not affect the previous operation of By-law 55 or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to By-law 55 prior to its repeal. All officers and persons acting under By-law 55 shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under By-law 55 shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

ENACTED by the board the 13th day of March, 2003.                 “T.W. Faithfull”
T.W. Faithfull
President

                                          “H.W. Lemieux”
H.W. Lemieux
Secretary

CONFIRMED by the shareholders the 24th day of April, 2003.                                          “H.W. Lemieux”
H.W. Lemieux
Secretary